UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018
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Advanced Disposal Services, Inc.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Advanced Disposal Services, Inc. (the “Company”) has entered into amended and restated employment agreements (the “Employment Agreements”) on a consistent form with certain of its executive officers that replace and supersede the previous employment agreements of such executive officers.  On November 7, 2018, the Company and Richard Burke, the Company’s Chief Executive Officer, and the Company and Michael Slattery, the Company’s Executive Vice President, General Counsel, entered into employment agreements. On November 13, 2018, the Company and John Spegal, the Company’s Executive Vice President, Chief Operating Officer, entered into an employment agreement. On November 14, 2018, the Company and Steven Carn, the Company’s Executive Vice President, Chief Financial Officer, entered into an employment agreement. The following description of the Employment Agreements is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

The Employment Agreements each have a three-year initial term that will be automatically extended for successive one-year periods thereafter unless one of the parties provides the other with written notice of non-renewal at least 60 days prior to the end of the applicable term.

The Employment Agreements provide for annual base salary ($775,000 for Mr. Burke, $440,000 for Messrs. Carn and Spegal, and $365,000 for Mr. Slattery) and participation in the Company’s performance based bonus program (with a target of up to the following percentages of annual base salary: 120% for Mr. Burke, 100% for each of Messrs. Carn and Spegal, and 80% for Mr. Slattery).  In addition, each executive officer is entitled to participate in the Company’s equity compensation plan and in Company benefits programs consistent with his position at the Company.

Severance benefits are payable to the executive officers in connection with a termination without “cause” or resignation for “good reason” (as each term is defined in the Employment Agreements, which, with respect to good reason, includes certain material changes to location, duties, authority, compensation and benefits) or termination in connection with or within two years following a change of control.  Severance will be payable in an amount equal to:  (i) two times annual base salary then in effect, payable in 24 equal monthly installments; (ii) a pro-rata portion of bonus for the year in which termination occurs as earned through the termination date; (iii) two times bonus (calculated pursuant to the Employment Agreements), payable in 24 equal monthly installments; and (iv) 24 months of the executive officer’s monthly cost of COBRA coverage.  For Mr. Burke, with respect to a termination in connection with or within two years following a change of control, severance will be payable in an amount equal to:  (i) three times annual base salary then in effect, payable in 36 equal monthly installments; (ii) a pro-rata portion of his bonus for the year in which termination occurs as earned through his termination date; (iii) three times his bonus (calculated pursuant to his Employment Agreement), payable in 36 equal monthly installments; and (iv) 36 months of his monthly cost of COBRA coverage.  The following severance benefits upon a qualifying termination have also been carried over to the Employment Agreements from the previous employment agreements:  Mr. Burke is entitled to an additional amount of $36,000, payable in 24 equal monthly installments; and Mr. Spegal is entitled to an additional amount of $50,000 for relocation services, payable in a lump sum.  The Section 280G excise tax gross-up payment provision in Mr. Burke’s prior employment agreement expired and was not extended into his Employment Agreement, as such he is no longer entitled to this benefit.

The Employment Agreements include certain non-competition, non-solicitation and employee non-interference covenants during employment and for two years following termination of employment for any reason, as well as perpetual confidentiality covenants.  All severance benefits are subject to the execution and non-revocation of a general release.  The executive officers are also entitled to certain severance benefits upon a termination due to death or incapacitation.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit
No.                     Description
10.1        Employment Agreement between the Company and Richard Burke, dated November 7, 2018.
10.2        Employment Agreement between the Company and John Spegal, dated November 13, 2018.
10.3        Employment Agreement between the Company and Steven Carn, dated November 14, 2018.
10.4        Employment Agreement between the Company and Michael Slattery, dated November 7, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name	: Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: November 14, 2018